Exhibit 99.1

Flexpoint Announces Annual Meeting of Shareholders

DRAPER, Utah, Dec. 13, 2018 (GLOBE NEWSWIRE) -- Flexpoint Sensor Systems, Inc. (FLXT) announces its Annual Meeting. All shareholders are invited to attend the Shareholders’ meeting on Friday, December 28, 2018.

The Flexpoint Annual Shareholder’s meeting with be held at the SpringHill Suites by Marriott located at 12111 South State Street, Draper, Utah., at 1:00 PM, local time.

The purpose of the meeting will be to update shareholders and transact such business as may properly come before the Shareholders. The matters expected to be acted upon at the meeting are described in detail in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement which was recently mailed to Shareholders and is on file with the SEC.

Flexpoint’s Board of Directors believes that the recommended actions are in the best interest of the Company and will position the Company to take advantage of opportunities that are currently before them.  The Company has an increasing number of opportunities that require additional resources to fully capture. The proposed recapitalization will assist the Company in many corporate development activities and aid in expansion and the realization of additional opportunities.

The Company believes that completing the proposed recapitalization will allow us to be able to fully capture the opportunities in the medical field involving monitoring and control systems and products for other medical related purposes. The Board believes that an affirmative vote will allow the Company to aggressively pursue these many opportunities.  Orders from existing customers continue to increase in both size and frequency and recently announced projects continue to rapidly move forward to commercialization. The Company believes that the recapitalization will further the growth of the Company and our technologies through potential acquisitions/mergers and possible acquisitions of other technologies. In the future, such actions must be deemed appropriate by our Board of Directors and, if applicable, be approved by other regulatory authorities.

The Company is at a stage where we are looking to the Company’s long term future. This involves not only the factors identified above but the potential of moving to a different exchange.  The new regulations on brokerage firms and investors for the trading of “Penny Stocks” are significantly impacting the Company’s ability to trade with many brokerage firms and limits significantly the number of potential investors interested in the Company’s shares. The regulatory agencies’ and the new rules/regulations limit trading of our shares to the more speculative investors. The Board believes that the reverse split will increase the share price and allow the marketing of our securities by an increased number of brokerage firms, brokers and, ultimately, an increased number of potential investors. This action should improve the marketability and liquidity of the Company’s common stock, as well as encourage new investor’s interest.

It is important that you use this opportunity to take part in the affairs of Flexpoint Sensor Systems, Inc. by voting on the business to come before this meeting. Only stockholders of record at the close of business on November 16, 2018, are entitled to vote at the meeting, or any adjournment or postponement of the meeting.  Proxy solicitation materials were mailed to our stockholders commencing on or about December 7, 2018.  We must receive your proxy card before the close of business on or before December 27, 2018, in order for your proxy to be voted at the meeting. It is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE that you received with the other material.  Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

About Flexpoint Sensor Systems, Inc.

Flexpoint Sensor Systems, Inc. (FLXT) is an innovative technology firm specializing in developing products that feature the Company's patented Bend Sensor® and related technology.  The Bend Sensor® is a groundbreaking sensing solution that is revolutionizing applications in the automotive, safety, medical and industrial industries. The Bend Sensor® single-layer, thin film construction cuts costs and mechanical bulk while introducing a range of functions and stylistic design possibilities that have never before been available in sensing technology. Flexpoint's technology and expertise have been recognized by the world's elite business and academic innovators for over 17 years. The company is setting a new standard for sensing solutions in the "smart" age of technology.

Forward-Looking Statements

This press release contains certain forward-looking statements. Investors are cautioned that certain statements in this release are "forward-looking statements" and involve both known and unknown risks, uncertainties and other factors. Such uncertainties include, among others, certain risks associated with the operation of the company described above. The Company's actual results could differ materially from expected results.

Contact Information:

Flexpoint Sensor Systems

Clark Mower, President

801-568-5111

Brokers and Analysts

Chesapeake Group

410-825-3930

Source: Flexpoint Sensor Systems, Inc.

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